Exhibit (15)

The Board of Directors and Shareholders of
McGraw Hill Financial, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

2.	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

5.
Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, The Standard & Poor's Employee Retirement Account Plan for Represented Employees, The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

6.
Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, and The Standard & Poor's Employee Retirement Account Plan for Represented Employees,

7.
Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees,

8.	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan,

9.
Registration Statement (Form S-8 No. 333-170902) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees, and

10. Registration Statement (Form S-4) and related Prospectus of McGraw Hill Financial, Inc. for the registration of $400,000,000 2.500% Senior Notes due 2018, $700,000,000 3.300% Senior Notes due 2020, $700,000,000 4.000% Senior Notes due 2025 and $900,000,000 4.400% Senior Notes due 2026.

of our report dated July 27, 2015 (except for Note 14, as to which the date is October 29, 2015) relating to the unaudited consolidated interim financial statements of McGraw Hill Financial, Inc., which are included in its Form 10-Q for the quarter ended June 30, 2015.

/s/ ERNST & YOUNG LLP

New York, New York
October 29, 2015